EXHIBIT 10.1
AMENDMENT NUMBER THREE
TO THE
AMSOUTH BANCORPORATION
DEFERRED COMPENSATION PLAN

Regions Financial Corporation, successor to AmSouth Bancorporation, hereby amends the Plan as follows:

WHEREAS, Regions Financial Corporation (the “Company”), successor to AmSouth Bancorporation, desires to amend the Plan to reflect that the Stable Principal Fund is no longer an investment option available under the Plan; and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan.

NOW, THEREFORE, the Company, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan, effective as of July 3, 2014, as follows:

1.    In Section 6.1(a), delete the third sentence therein and insert in its place thereof the following: “Participants with no investment elections in the Regions Financial Corporation 401(k) Plan, successor to the Thrift Plan, will be deemed to have their Accounts invested in a default investment reasonably selected by Committee.”

2.    All other terms, conditions, and provisions of the Plan not herein modified shall remain in full force and effect.